Exhibit 4.1

PERRIGO COMPANY

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION, TRUSTEE

FORM OF INDENTURE

Dated as of

Debt Securities

-i-

ii

iii

Reconciliation and tie between

Trust Indenture Act of 1939

and Indenture

Trust Indenture Act Section	Indenture Section
§ 310 (a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.9
(b)	6.8, 6.10
§ 311 (a)	6.13
(b)	6.13
§ 312 (a)	7.1, 7.2(a)
(b)	7.2(b)
(c)	7.2(c)
§ 313 (a)	7.3(a)
(b)(1)	Not Applicable
(b)(2)	7.3(a)
(c)	7.3(a)
(d)	7.3(b)
§ 314 (a)	7.4; 10.5(a)
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
§ 315 (a)	6.1(a)
(b)	6.2
(c)	6.1(b)
(d)	6.1(c)
(d)(1)	6.1(a)(i), (c)(i)
(d)(2)	6.1(c)(ii)
(d)(3)	6.1(c)(iii)
(e)	5.14
§ 316 (a)	1.1
(a)(1)(A)	5.2, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4(d)
§ 317 (a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§ 318 (a)	1.8

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of                     , between Perrigo Company, a Michigan corporation (the “Company”), having its principal office at 515 Eastern Avenue, Allegan, Michigan 49010, and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

Recitals of The Company

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided; and

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture and all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) the phrase “in writing” as used herein shall be deemed to include .pdf attachments and other electronic means of transmission, unless otherwise indicated;

(d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” when used with respect to any Holders has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.4.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agent” means any Security Registrar, Paying Agent, or DTC Custodian.

“Assistant Secretary” when used with respect to the Company or the Trustee, means any assistant secretary whether or not designated by a number or word or words added before or after the title “assistant secretary”

“Attributable Debt” means as to any particular lease under which either the Company or any Restricted Subsidiary is at the time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (a) the weighted-average interest rate of the Outstanding Securities, such average being weighted by the principal amount of the Outstanding Securities of each series and (b) the interest rate inherent in such lease (as determined in good faith by the Company), both to be compounded semi-annually. The total net obligations of the lessee for rental payments under any such lease for any such periods shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation). If any lease is terminable by the lessee upon the payment of a penalty and under the terms of the lease the termination right is not exercisable until after the determination date and the amount of such penalty discounted to the determination date as provided above is less than the net amount of rentals payable after the time as of which such termination could occur (the “termination time”) discounted to the determination date as provided above, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the termination time in calculating the Attributable Debt for such lease. If any lease is terminable by the lessee upon the payment of a penalty and such termination right is exercisable on the determination date and the amount of the net rentals payable under such lease after the determination date discounted to the determination date as provided above is greater than the amount of such penalty, the “Attributable Debt” for such lease as of such determination date shall be equal to the amount of such penalty. If as of the determination date any Original Issue Discount Securities are Outstanding, then, for purposes of calculating Attributable Debt, the interest rate of the Original Issue Discount Securities shall be a rate equal to the yield to maturity on such Securities, calculated at the time of the issuance of such Securities, and the principal amount of such Original Issue Discount Securities shall be equal to the aggregate amount that would then be payable upon the acceleration of the maturity of such Securities pursuant to Section 5.2 hereof.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” except as may otherwise be provided in the form or terms of Securities of any particular series pursuant to the provisions of this Indenture, with respect to any Place of Payment means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which the Corporate Trust Office of the Trustee or banks in the City of New York are authorized or required by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to and in compliance with Article 8 of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board, the President, any Vice President, and by the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Company, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined, and excluding short term debt and the current portion of long term debt) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and determined in accordance with generally accepted accounting principles.

“Corporate Trust Office” means the office or agency of the Trustee, at which at any particular time its corporate trust business relating to this Indenture shall be principally administered, which office at the date of original execution of this Indenture is located at 230 West Monroe Street, Suite 2900, Chicago, Illinois 60606, Attn: Corporate Trust Services, and with respect to Agent services such office shall also mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee.

“corporation” means any corporation and any association, partnership, limited liability company or business trust.

“Covenant Defeasance” has the meaning specified in Section 13.3.

“Debt” has the meaning specified in Section 10.6.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Depositary” means with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person designated as Depositary by the Company pursuant to Section 3.1(c) until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the “Depositary” with respect to the Securities of that series.

“Dollars” or “$” or any similar reference shall mean currency of the United States, which at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company.

“DTC Custodian” means the Trustee as custodian with respect to the global Securities or any successor entity thereto.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Merger Transaction” means any transaction under Section 8.1 in which the Company or the surviving entity exists under the laws of or is a tax resident of a jurisdiction other than the United States.

“Funded Debt” means all Debt (i) having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the obligor and (ii) ranking at least pari passu with the Securities.

“Holder” when used with respect to any Security means the Person in whose name the Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust

Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1.

“Interest” when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity means interest payable after Maturity, and, when used with respect to a Security that provides for the payment of Additional Amounts pursuant to Section 10.4, includes such Additional Amounts.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the applicable Securities.

“Legal Defeasance” has the meaning specified in Section 13.2.

“Lien” has the meaning specified in Section 10.6.

“Material Adverse Effect” has the meaning specified in Section 10.6.

“Maturity” when used with respect to any Security means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, any Vice President of the Company, and by the Chief Financial Officer, Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Company, and delivered to the Trustee. Unless otherwise specified herein, each such certificate shall include the statements provided for in Section 1.2.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of or counsel for the Company, or other counsel acceptable to the Trustee. Unless otherwise specified herein, each such opinion shall include the statements provided for in Section 1.2 as required by the Trust Indenture Act.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture that provides for declaration of an amount less than the principal thereof to be due and payable upon acceleration pursuant to Section 5.2.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities as to which Legal Defeasance has been effected pursuant to Section 13.2; and

(iv) Securities that have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company:

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable pursuant to the terms of such Original Issue Discount Security at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in Section 1.4(a), and, provided, further, that Securities owned beneficially by the Company or any other obligor upon the Securities or any Affiliate (other than officers or directors of the Company) of the Company or such other obligor, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. In the case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all securities known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to the terms of this Indenture, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Payment Default” has the meaning specified in Section 5.1.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” when used with respect to the Securities of any series means the place or places where, subject to the provisions of Section 10.2, the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as provided pursuant to Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Security.

“Principal Property” means, as of any date, any building, structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing, research, warehousing, distribution or production, in each case located in the United States, and owned or leased or to be owned or leased by the Company or any Restricted Subsidiary, and in each case the gross book value of which as of such date exceeds 1.5% of Consolidated Net Tangible Assets measured as of the end of the most recent quarter for which financial statements are available, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Board of Directors of the Company, is not of material importance to the business conducted by the Company and its subsidiaries, considered as one enterprise.

“Redemption Date” when used with respect to any Security to be redeemed means the date fixed for such redemption by or pursuant to this Indenture, including a Tax Redemption Date, as applicable.

“Redemption Price” when used with respect to any Security to be redeemed means the price at which it is to be redeemed as determined pursuant to the provisions of this Indenture.

“Registered Security” means any Security established pursuant to Section 2.1 that is registered in the Security Register.

“Regular Record Date” for the interest payable on a Security on any Interest Payment Date means the date, if any, specified in such Security as the “Regular Record Date.”

“Relevant Taxing Jurisdiction” has the meaning specified in Section 10.4.

“Responsible Officer” when used with respect to the Trustee means the president, any vice president (whether or not designated by a number or a word or words added before or after the title “vice president”), any assistant treasurer, any senior trust officer or trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who shall have direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary of the Company which owns or leases a Principal Property.

“Sale and Leaseback Transaction” has the meaning specified in Section 10.7.

“Security” or “Securities” means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the Voting Shares.

“Tax Redemption Date” has the meaning specified in Section 11.8.

“Taxes” has the meaning specified in Section 10.4.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

“United States” or “U.S.” means the United States of America (including the states and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“U.S.A. Patriot Act” has the meaning specified in Section 1.17.

“Voting Shares” means shares of stock (or similar equity interests) of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation provided that, for the purposes hereof, shares of stock (or similar equity interests) that carry only the right to vote conditionally on the happening of an event shall not be considered voting shares whether or not such event shall have happened.

Section 1.2 Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may contain customary assumptions, qualifications, exceptions and limitations.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based insofar as it relates to accounting matters, upon a certificate or opinion of or representations by a firm of accountants or an accountant in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 1.4 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(c) The ownership of Securities and the principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) If the Company shall solicit from the Holders of any Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5 Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or overnight courier guaranteeing next day delivery, to the Company addressed to the attention of its chief financial officer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6 Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein or in the form of Securities of any particular series pursuant to the provisions of this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically), not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.7 Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.8 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.9 Effect of Headings and Table of Contents.

The Article and Section headings herein, the Trust Indenture Act reconciliation, and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11 Separability Clause.

In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Agent, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.14 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities other than a provision in the Securities that specifically states that such provision shall apply in lieu of this Section) payment of interest or any Additional Amounts or principal (and premium, if any) need not be made at such Place of Payment on such date, but shall be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.15 Waiver of Jury Trial.

EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER OF ANY SECURITY BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.16 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.17 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (U.S.A. Patriot Act) Act of 2001, as amended (the “U.S.A. Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereto agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 2

SECURITY FORMS

Section 2.1 Forms Generally.

The Securities, if any, of each series and Securities in global form, if any, shall be in the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, shall have appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities. If the forms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without coupons.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

Section 2.2 Form of Trustee’s Certificate of Authentication.

The Trustee’s Certificate of Authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

Dated:

Section 2.3 Securities in Global Form.

If Securities of a series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Securities. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons, as shall be specified therein or in the Company Order delivered to the Trustee pursuant to Section 3.3.

ARTICLE 3

THE SECURITIES

Section 3.1 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto prior to the issuance of Securities of any series:

(a) the title of the Securities and the series in which such Securities shall be included;

(b) the limit, if any, upon the aggregate principal amount of the Securities of such title and the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7);

(c) whether Securities of the series may be issued in whole or in part in global form and, if so, the identity of the Depositary for such Securities in global form, and the terms and conditions, if any, upon which interests in such Securities in global form may be exchanged, in whole or in part, for the individual Securities represented thereby;

(d) the date or dates on which the principal of such Securities is payable;

(e) the rate or rates at which such Securities shall bear interest, if any, or method by which such rate or rates are determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on Registered Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on such securities shall be payable in respect of specified taxes, assessments or other governmental charges withheld or deducted and, if so, whether the Company has the option to redeem the affected Securities rather than pay such Additional Amounts, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(f) the place or places, if any, in addition to or other than the Corporate Trust Office, where the principal of (and premium, if any) and interest on or Additional Amounts, if any, payable in respect of such Securities shall be payable, where such Securities may be surrendered for registration of transfer, where such Securities may be surrendered for exchange and where notice and demands to or upon the Company, in respect of such Securities and this Indenture, may be served and where notices to Holders pursuant to Section 1.6 will be published;

(g) the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company or a Holder;

(h) the obligation, if any, of the Company to redeem such Securities pursuant to any sinking fund and the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed in whole or in part, pursuant to such obligation;

(i) the denominations in which Securities of the series, if any, shall be issuable if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

(j) if other than the principal amount thereof, the portion of the principal amount of such Securities that shall be payable upon acceleration of the Maturity thereof pursuant to Section 5.2;

(k) if the amount of payments of principal of (and premium, if any) or interest, if any, on, and Additional Amounts in respect of such Securities may be determined with reference to an index, formula or other method other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(l) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(m) any Events of Default with respect to Securities of such series, if not otherwise set forth herein, or any changes or deletions to any Events of Default;

(n) whether and upon what terms the Securities of any series may be defeased if different from the provisions set forth herein;

(o) any addition or change to the covenants set forth in Article 10 which applies to Securities of the series;

(p) the currency, currencies or currency units in which payment of principal of (and premium, if any) or interest, if any, on, and Additional Amounts in respect of any Securities of the series shall be payable if other than the currency of the United States of America;

(q) principal of (and premium, if any) or interest, if any, on, and Additional Amounts in respect of any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which principal of (and premium, if any) or interest, if any, on, and Additional Amounts in respect of any Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(r) whether the Securities will be guaranteed;

(s) whether the Securities will have any conversion features; and

(t) any other terms of such Securities (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, issue date, issue price, redemption dates and sinking fund dates, if any, and Stated Maturity, the date from which interest, if any, shall accrue, the amount that shall be payable upon the declaration of acceleration and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the Securities of any series were established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such series.

Section 3.2 Denominations.

Unless other denominations and amounts may from time to time be fixed by or pursuant to a Board Resolution, the Registered Securities of each series, if any, shall be issuable in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 3.3 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, President, any Vice President or its Treasurer under its corporate seal (if any) reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile in the form of a .pdf attachment or by other means of electronic transmission showing such signature. The seal of the Company (if any) may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal (if any) or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

Securities bearing the signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company, to the Trustee for authentication, together with the Board Resolution and Officers’ Certificate or supplemental indenture with respect to such Securities referred to in Section 3.1 and a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order and subject to the provisions hereof shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,

(a) that the form and terms of such Securities have been established in conformity with the provision of this Indenture;

(b) that all conditions precedent set forth in this Indenture to the authentication and delivery of such Securities have been complied with and that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(c) as to such other matters as the Trustee may reasonably request;

provided, however, that if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such Opinion of Counsel, with appropriate modifications, may instead be delivered at or prior to the time of the first issuance of Securities of such series.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

If the Company shall establish pursuant to Section 3.1 that Securities of a series may be issued in whole or in part in global form, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Securities in global form that (i) shall represent and shall be denominated in an authorized aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series and tenor to be represented by one or more Securities in global form, (ii) shall be registered, in the name of the Depositary for such Security or Securities in global form or the nominee of such Depositary, (iii) shall be delivered to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Notes in certificated form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, CEDE & CO., has an interest herein.” Each Depositary designated pursuant to Section 3.1 for a Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. Neither the Trustee nor any Agent shall have the responsibility for any actions taken or not taken by the Depositary.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.2 or 6.14 executed by or on behalf of the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9 for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.4 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute and deliver to the Trustee, and upon Company Order the Trustee shall authenticate and deliver, in the manner provided in Section 3.3, temporary Securities of such series that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form without coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form, representing all of the Outstanding Securities of such series and tenor.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable upon request for definitive Securities of such series containing identical terms and provisions upon surrender of the temporary Securities of such series at an office or agency of the Company maintained for such purpose pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series containing identical terms and provisions. Unless otherwise specified as contemplated by Section 3.1 with respect to a temporary Security in global form, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.5 Registration, Transfer and Exchange.

With respect to the Securities of each series, if any, the Company shall cause to be kept, at an office or agency of the Company maintained pursuant to Section 10.2, a register (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of each series and of transfers of the Securities of each series. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided; provided, that the Company may, from time to time, designate (or change any designation of) any other Person or Persons to act as Security Registrar or co-Security Registrars with respect to the Securities of one or more series, with notice to the Trustee and as provided in Section 1.6 to the Holders. At all reasonable times the Security Register shall be open for inspection by the Company. In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Upon surrender for registration of transfer of any Security of any series at any office or agency of the Company maintained for that series pursuant to Section 10.2, the Company shall execute, and the Trustee, at the direction of the Company, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of an authorized denomination, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, in definitive form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency of the Company maintained for that series pursuant to Section 10.2. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee, at the direction of the Company, shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.3, the Company, by Company Order, shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.1(c) shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount and of like terms and tenor equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

The Company may at any time and in its sole discretion determine that individual Securities of any series issued in global form shall no longer be represented by such Security or Securities in global form. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual definitive Securities of such series and of the same terms and tenor, will authenticate and deliver individual Securities of such series in definitive form in authorized denominations and in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

If specified by the Company pursuant to Section 3.1 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Security in global form for such series of Securities in exchange in whole or in part for individual Securities of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of individual definitive Securities of such series, shall authenticate and deliver, without service charge:

(a) to the Depositary or to each Person specified by such Depositary a new individual Security or Securities of the same series and of the same tenor, of authorized denominations, in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Security in global form; and

(b) to such Depositary a new Security in global form in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of the individual Securities delivered to Holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee pursuant to a Company Order will authenticate and deliver individual Securities in definitive registered form in authorized denominations.

Upon the exchange of a Security in global form for Securities in definitive form, at the direction of the Company, such Security in global form shall be cancelled by the Trustee. Securities issued in exchange for a Security in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered or to the Depositary.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee, at the direction of the Company, shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such series of Security presented) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and such Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 11.3 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee, at the direction of the Company, shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7 Payment of Interest; Interest Rights Preserved.

Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities affected (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of such Securities at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Interest on Securities of any series that bear interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register or by wire transfer or other electronic means.

Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8 Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 3.5 and 3.7) interest on and Additional Amounts with respect to, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Authenticating Agent, any Paying Agent, the Security Registrar or any co-Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.

Section 3.9 Cancellation.

All Securities surrendered for payment, redemption, repayment, registration of transfer or exchange or for credit against any sinking fund payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee at the direction of the Company. No securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be cancelled by it in its customary manner and it shall dispose of canceled Securities in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirements of the Exchange Act).

Section 3.10 Computation of Interest; Calculations.

Except as otherwise contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall be responsible for making calculations called for under the Securities, including but not limited to determination of Redemption Price, premium, if any, and any Additional Amounts or other amounts payable on the Securities. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of the Securities upon the written request of such Holder.

Section 3.11 CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture.

Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, rights, obligations, duties and immunities of the Trustee set forth in the last paragraph of this Section and any right to receive Additional Amounts, as provided in Section 10.4), and the Trustee, pursuant to a Company Order and at the expense of the Company, shall execute proper instructions acknowledging satisfaction and discharge of this Indenture, when:

(a) either:

(i) all Securities theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6, and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation:

(1) have become due and payable, or

(2) will become due and payable at their Stated Maturity within one year, or

(3) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge, or U.S. Government Obligations, maturing as to principal and paying interest in such amounts and at such times as will insure the availability of cash sufficient to pay and discharge, the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so by Company Order with respect to Securities of all series as to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Holders under Section 10.1 (or the obligations of any guarantor or other obligor with respect to the payment of principal, premium, if any, and interest, as set forth in any supplemental indenture) and to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive such satisfaction and discharge.

Section 4.2 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all cash or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest and Additional Amounts for whose payment such cash or U.S. Government Obligations have been deposited with the Trustee; but such cash or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

ARTICLE 5

REMEDIES

Section 5.1 Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest on or any Additional Amounts payable in respect of any of the Securities of such series as and when such interest or Additional Amounts becomes due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of all or any part of the principal of (and premium, if any, on) any of the Securities of such series as and when the same becomes due and payable at Maturity, or default in the deposit of any sinking fund payment, when and as due and payable by the terms of any of the Securities of such series; or

(c) default in the performance, or breach, of any covenant, warranty or agreement in respect of the Securities of such series in this Indenture or any supplemental indenture (other than a covenant, warranty or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, return receipt requested, or by overnight courier guaranteeing next day delivery and providing written confirmation thereof, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(e) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a receiver, liquidator, custodian, trustee, sequestrator or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing of its inability to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(f) any other Event of Default provided with respect to Securities of that series; or

(g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (or the payment of which is guaranteed by the Company), whether such indebtedness or guarantee now exists or is created after the issue date of Securities of any series, if that default: (i) is caused by a failure to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to applicable grace periods) of such indebtedness (a “Payment Default”); or (ii) results in the acceleration of such indebtedness prior to its scheduled maturity, and, in each case, the amount of any such indebtedness, together with the amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to an amount equal to or greater than the greater of $50 million or 2% of Consolidated Net Tangible Assets; provided, however, that, if the default under the mortgage, indenture or instrument is cured by the Company, or waived by the holders of the indebtedness, in each case as permitted by the governing mortgage, indenture or instrument, then the Event of Default caused by such default will be deemed likewise to be cured or waived.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Securities of any series at the time Outstanding (other than an Event of Default specified in Section 5.1(d) or (e)) occurs and is continuing, then, and in each and every case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the entire principal of all Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become due and payable immediately.

If an Event of Default specified in Section 5.1(d) or (e) occurs and is continuing, then, and in each and every such case, unless the principal of all the Securities shall have already become due and payable, the entire principal of all the Outstanding Securities, or such lesser amount as may be provided for in the Securities of any series, and interest accrued thereon shall automatically become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration (other than resulting from an Event of Default specified in Section 5.1(d) or (e)) with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue installments of interest on and any Additional Amounts payable in respect of all Securities of that series,

(ii) the principal of (and premium, if any, on) any Securities of that series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

(iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to the Securities of that series, other than the non-payment of the principal of the Securities of that series that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a) default is made in the payment of any installment of interest on or any Additional Amounts payable in respect of any Security when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon overdue installments of interest or any Additional Amounts, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of that series, of principal (and premium, if any) and interest and any Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

Section 5.5 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article, and after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any), interest or any Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee or any predecessor Trustee under Section 6.7; and

Second: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest and any Additional Amounts payable in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal (and premium, if any), interest and Additional Amounts, respectively; and

Third: The balance, if any, to the Company or as a court of competent jurisdiction may direct.

Section 5.7 Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or Holders of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 3.5 and 3.7) interest on and any Additional Amounts in respect of such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as provided in Section 5.7 and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities.

Section 5.12 Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided, that

(a) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in any personal liability;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

(c) such direction is not unduly prejudicial to the rights of other Holders of Securities of such series.

Section 5.13 Waiver of Past Defaults.

Prior to a declaration of acceleration of the Maturity of the Securities of any series as provided in Section 5.2 (other than resulting from an Event of Default specified in Section 5.1(d) or (e)), the Holders of not less than a majority in principal amount of Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default or Event of Default with respect to such series and its consequences, except a default:

(a) in the payment of the principal of (and premium, if any) or interest on or Additional Amounts payable in respect of any Security of such series, or

(b) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit, of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, including the Trustee, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee or by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (and premium, if any) or interest on or any Additional Amounts in respect of any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or interest on any overdue principal of any Security.

ARTICLE 6

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default known to the Trustee,

(i) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

Section 6.2 Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on, or any Additional Amounts with respect to, any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series; provided, further, that in the case of any default of the character specified in Section 5.1(c) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default, with respect to Securities of such series.

Section 6.3 Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 3.3, 3.5 or 3.6, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, or inquire as to the performance by the Company of any of its covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, but not limited to, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as agent or otherwise, and to each agent, custodian and other person employed to act hereunder;

(j) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k) in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee shall not be required to take notice or be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice from the Company or by the Holders of at least 25% of the aggregate principal amount of the Outstanding Securities of any series then outstanding of any event that is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(m) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 6.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.5 May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.6 Money Held in Trust.

Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.7 Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Trustee from time to time reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

(c) to fully indemnify the Trustee and its directors, officers, employees and agents for, and to hold them harmless against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on or any Additional Amounts with respect to the Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(d) or Section 5.1(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

“Trustee” for the purposes of this Section 6.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 6.8 Disqualifications; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.9 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder, which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in the United States. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder of a Security, or

(iii) The Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees. Such court may thereupon, after such notice, if any, as it may deem proper, remove the Trustee and appoint a successor Trustee with respect to such Securities.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall have been appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.11, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series. Such court may thereupon, after such notice, if any, as it may deem proper, remove the Trustee and appoint a successor Trustee with respect to such Securities.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in a manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor Trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture other than as hereinafter expressly set forth, and each such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13 Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities that shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, by sale or otherwise, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.8, 6.4 and 6.5 shall be applicable to each Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By
As Authenticating Agent

By
Authorized Signatory

Dated:

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not comply with Section 1.2) by the Company, shall appoint in accordance with this Section 6.14 an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1 Company To Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a) semi-annually, not later than May 1 and November 1 each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the April 15 and October 15 preceding such May 1 or November 1, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

Section 7.2 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities (i) contained in the most recent list furnished to the Trustee for each series as provided in Section 7.1, and (ii) received by the Trustee for each series in the capacity of Security Registrar if the Trustee is then acting in such capacity. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.3 Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act within 60 days after May 1 of each year commencing in 2014, and at such other times as may be required by the Trust Indenture Act.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.

Section 7.4 Reports by the Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, information, documents and other reports and such summaries thereof as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant to the Trust Indenture Act; provided that such information, documents and reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or statements delivered pursuant to Section 10.5(a)). All required information, documents and other reports referred to in this Section 7.4 shall be deemed filed with the Trustee and transmitted to the Holders at the time such information, documents or other reports are publicly filed with the Commission via the Commission’s EDGAR filing system (or any successor system); provided, however, that the Trustee shall have no responsibility whatsoever to determine whether or not such filing has taken place.

ARTICLE 8

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

Section 8.1 Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

Notwithstanding anything contained herein or in any of the Securities, the Company may consolidate with or merge with or into any other corporation, limited liability company, limited partnership or other legal entity and the Company may sell, lease or convey all or substantially all of its assets to any legal entity organized and existing under the laws of the United States of America or a State thereof and any country in the European Union, the United Kingdom, Canada, Israel, or Switzerland; provided, that in any such case, either the Company shall be the surviving entity, or the successor entity shall, pursuant to a supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor entity, expressly assume all of the Company’s obligations under this Indenture and the Securities.

Section 8.2 Rights and Duties of Successor Corporation.

In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor entity, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation shall be relieved of any further obligation under this Indenture and the Securities. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 8.3 Officers’ Certificate and Opinion of Counsel.

The Trustee, subject to the provisions of Sections 6.1 and 6.3, shall be provided an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption and any such supplemental indenture, if any, complies with the provisions of this Article, that all conditions precedent herein provided relating to such transactions have been complied with, and that any supplemental indenture will be the legal, valid and binding obligation of the Company or any successor entity in accordance with its terms.

ARTICLE 9

SUPPLEMENTAL INDENTURE

Section 9.1 Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(c) to change or eliminate any restrictions on the payment of principal (or premium, if any) on Securities or to permit or facilitate the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(d) to add to, change or eliminate any provision of this Indenture; provided, that any such addition, change or elimination (i) shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) shall not apply to any Security Outstanding; or

(e) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

(f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(g) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein; or

(h) to make any other provisions with respect to matters or questions arising under this Indenture that shall not adversely affect the interest of the Holders of Securities of any series in any material respect; or

(i) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(j) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Securities stating that such Events of Default are expressly being included solely to be applicable to such series); or

(k) to conform the text of this Indenture, any Securities and any guarantees to any provision of the “Description of the Notes” section or other relevant section describing the terms of such securities of the applicable prospectus, prospectus supplement or other offering circular or memorandum to the extent that such provision in the “Description of the Notes” was intended to be a substantially verbatim recitation of a provision of this Indenture, such Securities or such guarantee; or

(l) to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; provided, that such action shall not adversely affect the interest of the Holders of the Securities of any series in any material respect; or

(m) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.1, 13.2 and 13.3; provided that any such action pursuant to this clause shall not adversely affect the interests of the Holders of Securities of any series in any respect; or

(n) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(o) to provide for the guarantee, or to secure, of all or any series of Securities.

Section 9.2 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.4 (except as contemplated by Section 8.1 and permitted by Section 9.1(a)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(c) modify any of the provisions of this Section, Section 5.13 or Section 10.8, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(d) adversely affect the right to repayment, if any, of Securities of any series at the option of the Holders thereof.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be given, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and an Opinion of Counsel that such supplemental indenture will be the legal, valid and binding obligation of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.6 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE 10

COVENANTS

Section 10.1 Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any), interest on and any Additional Amounts payable in respect of the Securities of that series in accordance with the terms of such series of Securities and this Indenture. Principal, premium, if any, interest, and Additional Amounts, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest, and Additional Amounts, if any, then due.

Section 10.2 Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise set forth in a Board Resolution or indenture supplemental hereto with respect to a series of Securities, the Company hereby designates as the Place of Payment for each series of Securities the Corporate Trust Office and the Corporate Trust Office as the Company’s office or agency for each of such purposes.

Section 10.3 Money for Securities Payments To Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any), or interest on, any of the Securities of that series, segregate and hold in trust for the benefit of the Person entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any), or interest on, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such amount as provided in the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Except as otherwise provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be (x) published once, in a newspaper published in the English language customarily published on each Business Day and of general circulation in New York, New York or (y) mailed to Holders of Securities, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.4 Additional Amounts.

(a) If a Foreign Merger Transaction occurs, all payments made by or on behalf of the Company under or with respect to the Security of any series will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty or similar charge (collectively “Taxes”) imposed or levied by the jurisdiction in which the Company is incorporated or organized or is otherwise resident for tax purposes or any political subdivision or governmental authority thereof or therein having the power to tax (each, a “Relevant Taxing Jurisdiction”) unless the withholding or deduction of such Taxes is then required by law or the interpretation or administration thereof.

(b) If, as a result of a Foreign Merger Transaction, the Company is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction on any payments made by or on behalf of the Company under or with respect to the Securities of any series, the Company will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders and beneficial owners of such Securities after such withholding or deduction of such Taxes (including any such deduction or withholding of such Taxes from such Additional Amounts), will not be less than the amounts which would have been received by the Holders and beneficial owners of such Securities in respect of such payments in the absence of such withholding or deduction of such Taxes; provided, however, that no such Additional Amounts will be payable for or on account of:

(i) any Taxes that are payable otherwise than by deduction or withholding from a payment under or with respect to such Securities;

(ii) any Taxes that would not have been imposed, deducted or withheld but for the existence of any present or former connection between the Holder or beneficial owner of any such Securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Securities, if such Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, but not limited to, being a citizen or resident or national or domiciliary of, or the existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present in the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Securities or enforcement of rights under such note or the receipt of any payment in respect thereof;

(iii) any Taxes that are imposed, deducted or withheld by reason of the failure by the Holder or the beneficial owner of such Securities to (A) timely comply with a written request of the Company addressed to such Holder or beneficial owner, after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence, identity, or present or former connection (or absence of any present or former connection) with the Relevant Taxing Jurisdiction of such Holder or beneficial owner, if such Holder or beneficial owner could have complied with such request without any material adverse consequence; (B) timely satisfy any other reporting requirement relating to such matters, if such Holder or beneficial owner could have satisfied such requirement without any material adverse consequence or (C) timely make any declaration or similar claim for exemption for all or part of such Taxes, in each case that is required by applicable law, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes, if such Holder or beneficial owner could have satisfied such requirement without any material adverse consequence;

(iv) any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

(v) any Taxes that are imposed, deducted or withheld pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to such directive;

(vi) any Taxes that would not have been imposed, deducted or withheld but for the failure to present such Securities for payment (where presentation is required for payment) within 30 days after the date on which such payment or such Securities became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder or beneficial owner of such Securities would have been entitled to Additional Amounts had such Securities been presented on the last day of such 30 day period);

(vii) any Taxes imposed, deducted or withheld from a payment made under or with respect to such Securities to any Holder or beneficial owner of such Securities that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Securities, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Securities would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the sole beneficial owner of such payment or Securities; or

(viii) any combination of the above.

(c) Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest on, or in respect of, any Security of any series or of any other amount payable under or with respect to any Security of any Series, such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section.

(d) The Company will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Company will use reasonable efforts to obtain from the Relevant Taxing Jurisdiction certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld, in such form as provided in the ordinary course by the Relevant Taxing Jurisdiction and as is reasonably available to the Company, and will provide such certified copies to the Trustee. Such copies shall be made available to the Holders upon request. The Company will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of Securities.

(e) If the Company becomes aware that it will be obligated to pay Additional Amounts with respect to any payment made under or with respect to any Security, at least 30 days prior to the date of such payment, the Company will deliver to the Trustee an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Trustee to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises, or the surviving entity becomes aware of such obligation, less than 45 days prior to the relevant payment date, in which case the Company may deliver such Officers’ Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The Trustee shall be entitled to rely solely on such Officers’ Certificate without further inquiry, as conclusive proof that such payments are necessary, and may provide a copy of such Officers’ Certificate or other notice received from the Company relating to Additional Amounts to any Holder upon request.

Section 10.5 Statement as to Compliance; Notice of Certain Defaults.

(a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, a written statement, which need not comply with Section 1.2, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that to the best of his knowledge, (i) the Company has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof, and (ii) no event has occurred and is continuing that is, or after notice or lapse of time or both would become, an Event of Default, or, if such event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

(b) The Company will deliver to the Trustee within five days after the occurrence thereof, written notice of any event that after notice or lapse of time or both would become an Event of Default pursuant to clause (d) of Section 5.1.

Section 10.6 Limitation upon Liens.

The Company will not itself, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed and any guarantees thereof (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed and any guarantees thereof being hereinafter in this Section and Section 10.7 called “Debt”), secured by any mortgage, pledge, security interest or other lien or encumbrance (such mortgages, pledges, security interests, liens and encumbrances being hereinafter in this Section, and in Section 10.7 collectively called “Liens”), on any Principal Property of the Company or any Restricted Subsidiary, or on any shares of stock of any Restricted Subsidiary owned or held by the Company or any other Restricted Subsidiary, without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities), shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the sum of the aggregate principal amount of all such secured Debt then outstanding plus Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions (as defined in Section 10.7) existing at such time (other than Sale and Leaseback Transactions permitted by Section 10.7(b)) would not exceed an amount equal to 15% of Consolidated Net Tangible Assets; provided, however, that nothing contained in this Section 10.6 shall prevent, restrict or apply to, and there shall be excluded from secured Debt in any computation under this Section 10.6, Debt secured by:

(a) Liens existing as of the date of this Indenture on any property or assets of the Company or any Restricted Subsidiary;

(b) Liens that secure Debt owing to the Company or another Restricted Subsidiary;

(c) Liens on any assets of any entity existing at the time such entity becomes a Restricted Subsidiary or at the time such entity is merged or consolidated with or into the Company or any Restricted Subsidiary, but only insofar as such Liens do not attach to any other assets of the Company or any Restricted Subsidiary;

(d) Liens on any property or assets or shares of stock or Debt existing at the time of acquisition thereof;

(e) Liens or any property or assets or shares of stock or Debt securing the payment of all or any part of the purchase price or construction cost thereof (including improvements thereon) or securing any Debt incurred or assumed for the purpose of financing all or any part of the purchase price or construction cost thereof if such Lien attaches concurrently with or within 180 days after the acquisition of such property or assets or shares of stock or Debt or the completion of any such construction, whichever is later, (provided the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property or assets or shares of stock or Debt, does not exceed the purchase price of such property or assets or shares of stock or Debt or the cost of such improvement);

(f) Liens incurred or assumed in connection with an issuance of pollution control or industrial revenue bonds or similar financing the interest on which is excluded from gross income for federal income tax purposes pursuant to Sections 103(a) and 103(b) of the Internal Revenue Code of 1986, as amended; or

(g) Liens imposed by law for taxes, fees, assessments or other governmental charges that are not delinquent or for which (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Company or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect on the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole (such, a “Material Adverse Effect”);

(h) any (i) minor survey exceptions, minor encumbrances, minor title defects or irregularities, easements, zoning restrictions, rights–of–way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and (ii) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business, that in each case do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

(i) any Liens, pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security and similar laws or regulations;

(j) any Lien on any Debt of any joint ventures;

(k) judgment Liens in respect of judgments for the payment of money aggregating to less than the greater of $50,000,000 and 2% of Consolidated Net Tangible Assets;

(l) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, or property securing payment for services rendered in respect of such property, in each case that are imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or for which (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Company or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(m) any Liens or deposits incurred to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(n) statutory and contractual Liens in favor of landlords on real property leased by the Company or any Restricted Subsidiary, provided that the Company or such Restricted Subsidiary is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; or

(o) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in subdivisions (a) through (n) above or the Debt secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets, shares of stock or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property and any other property or assets not then constituting a Principal Property) and (2) the Debt secured by such Lien at such time is not increased.

Debt created by the Company or any Restricted Subsidiary shall not be cumulated with a guarantee of the same Debt by the Company or any other Restricted Subsidiary for the same financial obligation.

Section 10.7 Limitation upon Sales and Leasebacks.

The Company will not itself, and will not permit any Restricted Subsidiary to, enter into any arrangement after the date of this Indenture with any Person (other than the Company or another Restricted Subsidiary) providing for the leasing by the Company or any such Restricted Subsidiary of any Principal Property that the Company or such Restricted Subsidiary has sold or transferred or is about to sell or transfer to such Person (herein referred to as a “Sale and Leaseback Transaction”) unless, either:

(a) The Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions existing at such time (other than Sale and Leaseback Transactions permitted by Section 10.7(b)), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered in subdivisions (a) through (o) of the first paragraph of Section 10.6) without equally and ratably securing the Securities, would not exceed 15% of Consolidated Net Tangible Assets, or

(b) The Company applies, within 180 days after the effective date of the sale or transfer, an amount in cash equal to the greater of (i) the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement and (ii) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by the Chief Executive Officer, the President or the Chief Financial Officer of the Company) to (x) the retirement of Funded Debt (including Securities of any series constituting Funded Debt) of the Company, other than any such Funded Debt that the Company or any Restricted Subsidiary was otherwise obligated to repay within such 180 day period, or (y) to the acquisition of or investment in one or more Principal Properties.

Notwithstanding the foregoing, where the Company or any Restricted Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Company or any other Restricted Subsidiary of the lessee’s obligation thereunder.

Section 10.8 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.6 or 10.7 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.1 Applicability of Article.

Securities of any series that are redeemable at the option of the Company before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) this Article. Securities of any series that are redeemable at the option of the Holder before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) Sections 11.5 and 11.6 of this Article.

Section 11.2 Election to Redeem; Notice to Trustee

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of the Securities of any series, the Company shall furnish to the Trustee, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate stating (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities to be redeemed and (iv) the Redemption Price (or manner of calculation if not then known).

Section 11.3 Selection by Trustee of Securities To Be Redeemed.

If less than all the Securities of any series having the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by such method and subject to applicable DTC procedures or regulations as the Trustee shall deem appropriate and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof that is also an authorized denomination) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of such series.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities that has been or is to be redeemed.

Section 11.4 Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.6, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof. Any notice that is mailed (or, to the extent permitted or required by applicable DTC procedures or regulations, sent electronically) to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price (or the method of calculating the Redemption Price) and accrued interest, if any,

(c) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Securities to be redeemed,

(d) in case any Security is to be redeemed in part only, the notice that relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(e) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and, if applicable, that unless the Company defaults interest thereon shall cease to accrue on and after said date,

(f) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price,

(g) that the redemption is for a sinking fund, if such is the case,

(h) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

A notice of redemption published as contemplated by Section 1.6 need not identify particular Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request and provision of such request together with the notice of redemption to be delivered at least 15 days prior to the notice being sent by the Trustee (unless a shorter notice shall be satisfactory to the Trustee), by the Trustee in the name and at the expense of the Company.

Section 11.5 Deposit of Redemption Price.

On or prior to 12:00 noon Eastern Time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect thereto, all the Securities or portions thereof that are to be redeemed on that date.

Section 11.6 Securities Payable on Redemption Date.

Notice of redemption having been given to the Holder by the Company or the Trustee pursuant to Section 11.4, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest (and any Additional Amounts) to, but excluding, the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7 Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall be surrendered at any office or agency of the Company maintained for that purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security (or as to any global Security transfer by book entry), without service charge, a new Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 11.8 Redemption for Taxation Reasons.

In the event of a Foreign Merger Transaction, the Company may redeem the Securities of any series in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice will be irrevocable) at a Redemption Price equal to 100% of the outstanding principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if as a result of:

(1) any change in, or amendment to, any law, treaty, regulations or rulings of a Relevant Taxing Jurisdiction affecting taxation which change or amendment has not been publicly announced as formally proposed before, and becomes effective on or after, the date on which the surviving entity assumed, pursuant to a supplemental indenture, all of the Company’s obligations under the Indenture and the Securities; or

(2) any change in, or amendment to, the application, administration or interpretation of such law, treaty, regulations or rulings (including pursuant to a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction which change or amendment has not been publicly announced as formally proposed before, and becomes effective on or after, the date on which the surviving entity assumed, pursuant to a supplemental indenture, all of the Company’s obligations under the Indenture and the Securities;

the Company has become, is, or on the next Interest Payment Date in respect of such Securities would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Company. The Company will provide notice of such redemption as required under Section 11.4. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 60 days prior to the earliest date on which the Company would be obliged to make such payment of Additional Amounts and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Securities of any series pursuant to the foregoing, the Company will deliver to the Trustee (a) an Officers’ Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by taking reasonable measures available to the Company and (b) an opinion of an independent tax counsel of recognized standing in the Relevant Taxing Jurisdiction to the effect that the Company has become, is, or on the next Interest Payment Date in respect of such Securities would be, required to pay Additional Amounts as a result of a change or amendment described above in clauses (1) or (2) of this Section. The Trustee is hereby authorized to accept such Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders and beneficial owners of such Securities.

ARTICLE 12

SINKING FUNDS

Section 12.1 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 3.1 for Securities of such series or as otherwise permitted or required by any form of Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 12.2 Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of a series to be made pursuant to the terms of such Securities as provided for by the terms of such series, (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption) theretofore purchased or receive credit for Securities (not previously so credited) theretofore purchased by the Company and delivered to the Trustee for cancellation pursuant to Section 3.9, and (2) apply as a credit Securities of such series that have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If, as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 12.2, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment; provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

Section 12.3 Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by payment of cash and the portion thereof, if any, that is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 12.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

ARTICLE 13

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 13.1 Company’s Option to Effect Legal Defeasance or Covenant Defeasance.

The provisions of this Article 13 shall apply to each series of Securities, and the Company may, at its option, effect legal defeasance of the Securities of or within a series under Section 13.2, or covenant defeasance of the Securities of or within a series under Section 13.3, in accordance with the terms of such Securities and in accordance with this Article 13.

Section 13.2 Legal Defeasance and Discharge.

Upon the Company’s exercise of the option provided in Section 13.1 applicable to this Section 13.2 with respect to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3 and with respect to the Trustee, including but not limited to those under Section 6.7, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section 13.2 notwithstanding the prior exercise of its option under Section 13.3.

Section 13.3 Covenant Defeasance.

Upon the Company’s exercise of the option provided in Section 13.1 applicable to this Section 13.3 with respect to any Securities of or within a series of Securities, as the case may be, (1) the Company shall be released from its obligations under Sections 8.1, 10.6 and 10.7, and any covenants provided pursuant to Sections 3.1(o) or 9.1(b) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Section 5.1(c) (with respect to any of Sections 8.1, 10.6 and 10.7, and any such covenants provided pursuant to Section 3.1(o) or 9.1(b) and 5.1(f)) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1(f)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.4 Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any Securities or any series of Securities, as the case may be:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) cash in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities or on the applicable redemption date, as the case may be, in accordance with the terms of this Indenture and such Securities.

(2) In the event of an election under Section 13.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Legal Defeasance and discharge were not to occur.

(3) In the event of an election under Section 13.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1(d) and (e), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6) Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(8) Such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended from time to time, unless such trust shall be registered under such Act or exempt from registration thereunder.

(9) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

Section 13.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 13.6 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.5 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

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This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PERRIGO COMPANY

BY
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

BY
Name:
Title:

[Signature page to Indenture]